Exhibit 99.3

UNAUDITED PRO FORMA FINANCIAL INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND FOR THE YEAR ENDED DECEMBER 31, 2012

Introduction to Unaudited Pro Forma Condensed Combined Financial Statements

On October 1, 2013, Sangamo completed the acquisition of Ceregene pursuant to the terms of the Agreement and Plan of Merger. The unaudited pro forma condensed combined financial statements presented herein are based on, and should be read in conjunction with:

•	Sangamo’s historical financial statements and related notes thereto contained in its Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on February 26, 2013;

•	Sangamo’s historical financial statements and related notes thereto contained in its Quarterly Report on Form 10-Q for the three and six months ended June 30, 2013 filed with the SEC on August 2, 2013;

•	Ceregene’s historical financial statements and related notes thereto for the year ended December 31, 2012 and the six months ended June 30, 2013 attached to this Form 8-K as Exhibits 99.1 and 99.2.

The following unaudited pro forma condensed combined financial statements for the year ended December 31, 2012 and for the six months ended June 30, 2013 included in this report have been prepared as if the acquisition occurred on January 1, 2012. The unaudited pro forma condensed combined balance sheet as of June 30, 2013 has been prepared as if the acquisition occurred on June 30, 2013. The historical financial information is adjusted in the unaudited pro forma condensed combined financial statements to give effect only to pro forma events that are (1) directly attributable to the acquisition; (2) factually supportable; and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results of Sangamo and Ceregene. The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements presented below and with the separate historical financial statements of Sangamo and Ceregene.

The unaudited pro forma condensed combined financial statements are based on estimates and assumptions and are presented for illustrative purposes only and are not necessarily indicative of what the combined company’s results of operations actually would have been had the acquisition been completed as of the dates indicated. Additionally, the unaudited pro forma condensed combined financial information are not necessarily indicative of the condensed combined financial position or results of operations in future periods or the results that actually would have been realized if the acquisition had been completed as of the dates indicated.

The unaudited pro forma adjustments related to the acquisition have been prepared using the acquisition method of accounting under existing U.S. generally accepted accounting principles, which are subject to change and interpretation and are based on a preliminary purchase price allocation. The allocation of purchase price for acquisitions requires extensive use of accounting estimates, assumptions and judgments to allocate the purchase price to identifiable tangible and intangible assets acquired and liabilities assumed, based on their respective estimated fair values. The purchase price for Ceregene was allocated to tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. Sangamo engaged an independent third-party valuation firm to assist in determining the estimated fair values of in-process research and development, identifiable intangible assets and certain tangible assets and contingent earn-out liability. Such valuations require significant estimates and assumptions including but not limited to: determining the timing and estimated costs to complete the in-process projects, projecting regulatory approvals, estimating future cash flows, and developing appropriate discount rates. Sangamo believes the preliminarily estimated fair values assigned to the assets acquired and liabilities assumed are based on reasonable assumptions. The final purchase price allocation will be performed using estimated fair values as of the acquisition. The fair value estimates for the purchase price allocation may change if additional information becomes available. Differences between these purchase price allocations and any changes thereto could have a material impact on the unaudited pro forma condensed combined financial statements and Sangamo’s future results of operations and financial position.

Pro forma adjustments are necessary to reflect the estimated purchase price and to adjust Ceregene’s net tangible and intangible assets and liabilities to estimated fair values. The pro forma adjustments to Ceregene’s assets and liabilities and allocation of purchase price are based on Sangamo management’s preliminary estimates of the fair value of the assets to be acquired and liabilities to be assumed. Sangamo made estimates of fair value of the Ceregene assets acquired and liabilities assumed using reasonable assumptions based on historical experience, data from industry peers and information obtained from Ceregene management.

SANGAMO BIOSCIENCES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

As of June 30, 2013

(In thousands)

	Historical		Pro Forma Adjustments (Note 5)		Pro Forma Consolidated
	Sangamo	Ceregene
ASSETS
Current assets:
Cash and cash equivalents	$12,052	$3,573	$(3,060	) (a)	$12,565
Marketable securities	35,497	—	—		35,497
Restricted cash	—	—	300	(b)	300
Prepaid expenses and other assets	6,172	80	(80	) (c)	6,172

Total current assets	53,721	3,653	(2,834)		19,037
Marketable securities, non-current	18,849	—	—		18,849
Property and equipment, net	1,587	6	—		1,593
Other assets	39	2	(2	) (c)	39
Identifiable intangible assets, net	—	—	1,870	(d)	1,870
Goodwill	—	—	834	(e)	834

Total assets	$74,196	$3,661	$(138)		$77,719

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$3,294	$456	$(88	) (c)	$3,662
Accrued compensation and employee benefits	1,443	145	—		1,588
Purchase consideration held in escrow account	—	—	300	(b)	300
Deferred revenue	2,318	1,000	(1,000	) (c)	2,318

Total current liabilities	7,055	1,601	(788)		7,868
Deferred revenue, non-current	7,763	—	—		7,763
Contingent earn-out	—	—	1,510	(f)	1,510
Preferred stock warrant liability	—	10	(10	) (g)	—

Total liabilities	14,818	1,611	—		17,141

Series D redeemable convertible preferred stock	—	11,480	(11,480	) (h)	—
Series C redeemable convertible preferred stock	—	28,100	(28,100	) (h)	—
Series B redeemable convertible preferred stock	—	32,304	(32,304	) (h)	—
Stockholders’ equity:
Series A convertible preferred stock	—	6	(6	) (h)	—
Common stock	540	2	(1	) (h), (i)	541
Additional paid-in capital	346,683	12,774	(11,575	) (h), (i)	347,882
Accumulated deficit	(287,844)	(82,616)	82,616	(h)	(287,844)
Accumulated other comprehensive income	(1)	—	—		(1)

Total stockholders’ equity (deficit)	59,378	(69,834)	71,034		60,578

Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$74,196	$3,661	$(138)		$77,719

See accompanying notes to unaudited pro forma condensed combined financial statements.

SANGAMO BIOSCIENCES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the six months ended June 30, 2013

(In thousands, except per share amounts)

	Historical		Pro Forma Adjustments (Note 5)		Pro Forma Consolidated
	Sangamo	Ceregene
Revenues:
Collaboration agreements	$10,240	$—	$—		$10,240
Research grants	1,317	250	—		1,567

Total revenues	11,557	250	—		11,807
Operating expenses:
Research and development	17,498	1,740	—		19,238
General and administrative	6,432	758	—		7,190

Total operating expenses	23,930	2,498	—		26,428

Loss from operations	(12,373)	(2,248)	—		(14,621)
Interest and other income, net	38	2	—		40

Net loss	$(12,335)	$(2,246)	—		$(14,581)

Basic and diluted net loss per share	$(0.23)		—		$(0.27)

Shares used in computing basic and diluted net loss per share	53,583		100	(i)	53,683

See accompanying notes to unaudited pro forma condensed combined financial statements.

SANGAMO BIOSCIENCES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the year ended December 31, 2012

(In thousands, except per share amounts)

	Historical		Pro Forma Adjustments (Note 5)		Pro Forma Consolidated
	Sangamo	Ceregene
Revenues:
Collaboration agreements	$18,186	$—	$—		$18,186
Research grants	3,469	954	—		4,423

Total revenues	21,655	954	—		22,609
Operating expenses:
Research and development	31,709	4,358	—		36,067
General and administrative	12,144	1,796	—		13,940

Total operating expenses	43,853	6,154	—		50,007

Loss from operations	(22,198)	(5,200)	—		(27,398)
Interest and other income, net	(66)	16	2	(g)	(48)

Net loss	$(22,264)	$(5,184)	—		$(27,446)

Basic and diluted net loss per share	$(0.42)		—		$(0.52)

Shares used in computing basic and diluted net loss per share	52,741		100	(i)	52,841

See accompanying notes to unaudited pro forma condensed combined financial statements.

SANGAMO BIOSCIENCES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF TRANSACTION

On August 23, 2013, Sangamo and its wholly-owned subsidiary, CG Acquisition Sub, Inc., a Delaware corporation (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ceregene, Inc., (“Ceregene”) and a stockholders’ representative. Pursuant to the Merger Agreement, the Company acquired all outstanding shares of Ceregene, a privately held biotechnology company focused on the development of adeno-associated virus (“AAV”) gene therapies. The acquired assets include all of Ceregene’s therapeutic programs, including CERE-110, an AAV vector delivery system for the treatment of Alzheimer’s disease that is currently in a Phase 2 clinical trial, certain intellectual property rights relating to the manufacturing of AAV, and certain toxicology and safety data from Ceregene’s human clinical trials (the Acquisition). The Acquisition was closed on October 1, 2013 (the “Closing Date”).

On the Closing Date, Merger Sub merged with and into Ceregene, with Ceregene continuing as the surviving company and a wholly-owned subsidiary of the Company. On the Closing Date, each share of Ceregene’s issued and outstanding capital stock held by its stockholders converted to the right to receive a portion of the merger consideration for the Acquisition, which consists initially of (i) 100,000 shares of Sangamo common stock with a market value of approximately $1.2 million on the Closing Date, and (ii) the amount of cash and cash equivalents of Ceregene on the Closing Date less certain liabilities and expenses. In addition to such initial merger consideration, during the term of the Merger Agreement, the Company is required to make contingent earn-out payments (the “Earn-Out Payments”) to the stockholders of Ceregene as follows:

•	If the Company grants a third-party license to develop and commercialize Ceregene’s CERE-110 for the treatment of Alzheimer’s disease or CERE-120 for the treatment of Parkinson’s diseases or Huntington’s disease (the “Earn-Out Products”), the Company is required to pay a double digit percentage of any upfront and milestone payments the Company receives for such license, subject to certain reductions based on expenses incurred by the Company in the development of the Earn-Out Products; and

•	If the Company commercializes any Earn-Out Product itself, the Company is required to pay, for each Earn-Out Product, royalty-like earnout payments as a percentage of net sales that range in the low double digits depending upon the amount of net sales, subject to certain reductions by the Company.

NOTE 2 – BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial information was prepared using historical financial statements of Sangamo and Ceregene, which were prepared under United States Generally Accepted Accounting Principles (“GAAP”). The acquisition is accounted for under the purchase method of accounting in accordance with the Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Under the purchase method of accounting, the total purchase price, calculated as described in Note 4 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible and intangible assets acquired and liabilities assumed of Ceregene based on their preliminarily estimated fair values. The allocation of purchase price for acquisitions requires extensive use of accounting estimates, assumptions and judgments to allocate the purchase price to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective estimated fair values. Sangamo believes the preliminarily estimated fair values assigned to the assets acquired and liabilities assumed are based on reasonable assumptions. The fair value estimates for the purchase price allocation may change if additional information becomes available. The unaudited pro forma condensed combined financial information is presented after giving effect to the acquisition of Ceregene as if it occurred on January 1, 2012 for the year ended December 31, 2012 and six months ended June 30, 2013. The unaudited pro forma condensed combined balance sheet as of June 30, 2013 has been prepared as if the acquisition occurred on June 30, 2013. Certain reclassifications have been made to the historical financial statements of Cergene to conform to Sangamo’s presentation.

NOTE 3 – ACCOUNTING POLICIES

As a result of the continuing review of Ceregene’s accounting policies, Sangamo may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements. At this time, Sangamo is not aware of any differences that would have a material impact on the combined financial statements. The unaudited pro forma condensed combined financial statements do not assume any differences in accounting policies.

NOTE 4 – PURCHASE PRICE

The total consideration transferred by Sangamo on the Closing Date consisted of 100,000 shares of Sangamo common stock with a market value of approximately $1.2 million on the Closing Date, and contingent earn-out payments valued at approximately $1.5 million on such date.

Consideration Transferred

The following table summarizes the consideration transferred by Sangamo for the acquisition of Ceregene ($ in 000’s):

Sangamo shares of common stock	$1,200
Contingent earn-out	1,510

Total purchase consideration	$2,710

Fair Value Estimate of Assets Acquired and Liabilities Assumed

Under the purchase method of accounting, the total purchase consideration is allocated to Ceregene net tangible and intangible assets based on the preliminary estimated fair values as of the Closing Date. The excess of the purchase price over the fair value of assets acquired and liabilities assumed was allocated to goodwill. The following table summarizes the fair value of the net assets acquired as of October 1, 2013 ($ in 000’):

Cash and equivalents	$80
Accounts receivable and other assets	24
Identifiable intangible assets	1,870
Goodwill	834

Total assets acquired	2,808
Accounts payable and accrued liabilities	(98)

Total liabilities assumed	(98)

Net assets acquired	$2,710

Purchase price adjustments recorded subsequent to the Closing Date of October 1, 2013 will affect the recorded amount of goodwill. Ceregene’s identified intangible assets consist of acquired in-process research and development (IPR&D). IPR&D is indefinite-lived until the completion or abandonment of the associated R&D effort, and will be amortized over an estimated useful life to be determined at the date the project is completed. Intangible IPR&D is not amortized during the period that it is considered indefinite-lived but rather tested for impairment

NOTE 5 – UNAUDITED PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements presented below and with the separate historical financial statements of Sangamo and Ceregene.

Adjustments included in the column under the heading “Pro Forma Adjustments” represent the following:

a)	Reflects payment to Ceregene shareholders of Closing Date cash on Ceregene balance sheet less certain liabilities and expenses.

b)	Reflects $0.3 million of total cash to be distributed to Ceregene shareholders upon closing that will be held in an escrow account for twelve months from the Closing Date, to secure indemnification of Sangamo with respect to certain matters, including breach of general representations and warranties. Recorded as restricted cash and a liability to Ceregene shareholders.

c)	Reflects adjustment of historical Ceregene’s prepaid expenses, fixed assets, other assets, accrued liabilities and deferred revenues to arrive at estimated fair value on the Closing Date.

d)	Reflects the portion of the purchase price allocated to IPR&D assets acquired from Ceregene. The balance reflected estimates the fair value of these assets on the Closing Date.

e)	Reflects the portion of the purchase price allocated to goodwill based on the estimated fair value of the total purchase price adjusted for intangible and other assets acquired and liabilities assumed at their respective fair values.

f)	Reflects the fair value of the contingent earn-out payments due to Ceregene shareholders for certain license, milestone and royalty revenues related to the development and commercialization of the Earn-Out Products.

g)	Reflects the cancellation of Ceregene’s outstanding warrants.

h)	Reflects the cancellation of Ceregene’s historical equity and redeemable convertible preferred stock as part of the transaction.

i)	Reflects purchase consideration of the issuance of 100,000 shares of Sangamo common stock to Ceregene shareholders on October 1, 2013 with an estimated fair value of $1.2 million.